Exhibit 10.8

CONSENT, ASSIGNMENT, FIRST AMENDMENT TO LEASE AND

NON-DISTURBANCE AGREEMENT

THIS CONSENT, ASSIGNMENT, FIRST AMENDMENT TO LEASE AND NON-DISTURBANCE AGREEMENT (“Amendment”) is made effective this 28th day of March, 2008, between CARMEL RIVER, LLC, a Delaware limited liability company, CARLSEN INVESTMENTS, LLC, a California limited liability company, and RIEGER INVESTMENTS, LLC, a Delaware limited liability company (collectively, “Landlord”), BOSTON SCIENTIFIC SANTA ROSA CORP., (formerly known as Trivascular, Inc.), a California corporation (“TV”), and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (“BSC”).

RECITALS

A. Landlord, and TV, as Tenant, are parties to a written lease agreement dated June 16, 2005 (as amended and in effect on the date hereof, the “Lease”), respecting a total of 110, 250 square feet of warehouse and office space located at 3910 Brickway Boulevard, Santa Rosa, California (the “Premises”). BSC is the guarantor (“Guarantor”) of the Lease pursuant to that certain guaranty dated June 23, 2005 (“Guaranty”). Boston Scientific Corporation herein is the same entity named as Boston Scientific Corporation, Inc., in the Lease and Guaranty;

B. TV desires to assign its interest as Tenant under the Lease to BSC after which an affiliate of BSC shall sell (the “TV Sale”) all of the issued and outstanding shares of TV to TV2 Holding Company, a Delaware Corporation, and upon the TV Sale, the name of TV shall be changed to Trivascular2, Inc.;

C. Simultaneously with the TV Sale, BSC desires to sublease the Premises to TV and desires the option to assign its interest as Tenant under the Lease to TV;

D. Landlord, BSC and TV desire to assure the possession of the Premises by Subtenant (as defined herein) irrespective of a termination of the Lease for the reasons set forth in Section 6 herein; and

E. Landlord and BSC desire to amend the Lease, on the terms and conditions contained in this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Unless otherwise specifically defined herein, each term used herein that is defined in the Lease has the meaning assigned to such term in the Lease.

2. Assignment of Tenant’s Interest in Lease. Effective on the date stated above, TV presently and absolutely assigns all of its right, title, and interest as Tenant under the Lease to BSC, and BSC accepts such assignment and agrees to be fully liable for Tenant’s obligations under the Lease accruing from and after such assignment. Landlord hereby approves of such assignment. The parties acknowledge and agree BSC’s Guaranty shall remain in full effect, and shall not merge with, or be affected by, BSC’s interest as Tenant under the Lease.

3. Consent to Sublease. Pursuant to Section 9.01 and Section 9.05 of the Lease, Landlord hereby consents to a sublease of the entire Premises by BSC to TV or an affiliate of TV (“Subtenant”) pursuant to a sublease agreement (the “Sublease”) on substantially the same terms and conditions as the Lease.

4. Notice to Subtenant. Landlord hereby agrees in the event of BSC’s default under the Lease, Landlord shall give Subtenant the same notice(s) of default (each a “Default Notice”) that Landlord gives to BSC at the same time that Landlord gives such notice(s) to BSC.

5. Subtenant’s Right to Cure. Subtenant shall have the right, at any time BSC is the Tenant under the Lease, to cure any defaults by BSC under the Lease.

6. Possession of Subtenant. Landlord hereby agrees that if the Lease is terminated prior to the expiration of the Sublease by reason of (i) any default of Tenant under the Lease that is not capable of being cured by Subtenant, including the defaults set forth in Section 10.02(d) of the Lease, or (ii) any default of Tenant under the Lease for which Landlord has failed to give Subtenant a Default Notice in the manner set forth in Section 4 hereof, then (x) the Subtenant’s possession of the Premises shall not be disturbed, (y) the tenancy of Subtenant at the Premises shall continue with the same force and effect as if Landlord, as landlord, and Subtenant, as tenant, had entered into a lease as of the date of the termination of the Lease containing the same terms and conditions as those contained in the Lease, including the rights of renewal thereof, for a term equal to the unexpired term of the Lease, and (z) within fifteen (15) days after the date of the termination of the Lease, Landlord, as landlord, and Subtenant, as tenant, shall enter into a written lease confirming Subtenant’s tenancy and containing the same terms and conditions as those contained in the Lease, including the rights of renewal thereof, for a term equal to the unexpired term of the Lease.

The parties hereto acknowledge (i) that the payment of money, performance of repair, replacement and maintenance obligations, and the provision of evidence of insurance are curable defaults, and (ii) that the provisions set forth in this Section 6 are expressly for the benefit of Subtenant and shall be enforceable by Subtenant notwithstanding the TV Sale and the subsequent change of TV’s name from Boston Scientific Santa Rosa Corp. to Trivascular2, Inc.

7. Consent to Assignment to TV. Pursuant to Section 9.01 and Section 9.05 of the Lease, Landlord hereby consents to an assignment of the Lease to Subtenant at any time during the Term of the Lease; provided BSC remains as the Guarantor through February 28, 2013, and BSC concurrently confirms to Landlord, in writing, that the Guaranty continues in full force and effect until such date. Upon such assignment, BSC shall be released and relieved of all of its obligations as Tenant (but not as Guarantor) under the Lease notwithstanding the provisions of Section 9.03 of the Lease.

8. Lease Section 1.05—Lease Term. The parties acknowledge and agree the Lease Term is hereby extended from February 28, 2011, to February 28, 2013.

9. Lease Section 1.12—Base Rent. The parties acknowledge and agree the Base Rent for the extended Lease Term shall be as follows:

Months	Monthly Rent
3/1/2011 to 2/28/2012	$85,995
3/1/2012 to 2/28/2013	$88,200

10. Lease Section 1.07—Guarantor. The parties acknowledge and agree BSC, pursuant to the Guaranty, shall continue to guaranty all of the obligations of Tenant pursuant to the Lease through and including February 28, 2013, at which time the Guaranty shall terminate and be of no further force and effect and BSC shall have no further liability thereunder.

11. Lease Section 9.02—Tenant’s Affiliate. Regarding Section 9.02 of the Lease, the Landlord acknowledges and agrees that the right of the Tenant under the Lease to assign the Lease or sublease the Premises without Landlord’s consent to a Tenant’s Affiliate shall be in full force and effect notwithstanding an assignment of the Lease from BSC to Subtenant as permitted hereunder.

12. Lease Addendum Article Sixteen—Option to Renew. Regarding Article 16 of the Lease, the parties acknowledge and agree the Option to Renew is still in full force and effect, notwithstanding anything to the contrary contained in Section 16.A and Section 16.C of the Lease, BSC may exercise the Option to Renew, or alternatively, if BSC has assigned the Lease to Subtenant as permitted hereunder, Subtenant as assignee may exercise the Option to Renew, in each case on the terms and conditions set forth in Article 16 of the Lease. If the Option to Renew is exercised, the extended Term of the Lease shall run from March 1, 2013 to February 28, 2018. The physical occupancy requirement set forth in Section 16.A and Section 16.C of the Lease may be met by BSC or Subtenant. In the event the Option to Renew is exercised, BSC shall only be responsible, under the Guaranty, for its obligations regarding the period ending February 28, 2013, at which time the Guaranty shall terminate and be of no further force and effect and BSC shall have no further liability or obligation thereunder.

13. Lease Addendum Article Nineteen—Right of First Refusal to Purchase Building. Regarding Article 19 of the Lease, the parties acknowledge and agree the Right of First Refusal to Purchase is still in full force and effect notwithstanding anything to the contrary contained in Section 19(d) of the Lease, and may be exercised by BSC as Tenant or by the Subtenant (as provided herein), in each case on the terms and conditions set forth in Article 19 of the Lease. If BSC exercises the Right of First Refusal to Purchase, BSC may require Landlord to deed the property directly to Subtenant. Alternatively, BSC may assign the Right of First Refusal to Subtenant, separately from an assignment of the Lease provided Subtenant is still subtenant of the Premises at the time of such assignment, or as part of an assignment of the Lease, and Subtenant may exercise the Right of First Refusal to Purchase. Landlord hereby consents to any such assignment of the Right of First Refusal to Purchase to Subtenant, provided Subtenant is still subtenant of the Premises at the time of such assignment. In accordance with Section 19(c) of the Lease, in the event Subtenant timely delivers the Offer to Landlord, but later does not timely consummate the transaction, Landlord shall have all of the remedies against Subtenant which are contained in the Offer, and the Right of First Refusal to Purchase shall automatically terminate and be of no further force or effect. The physical occupancy requirement set forth in Section 19(d) of the Lease may be met by BSC or Subtenant.

14. Counterparts and Facsimile. This Amendment may be signed in counterparts, all of which shall constitute one instrument. Signatures transmitted by facsimile shall be binding as originals.

15. Other Provisions Unchanged. Except as expressly amended herein, all of the provisions, conditions and covenants of the Lease, and the Guaranty, shall remain unchanged and continue in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

Landlord:

CARMEL RIVER, LLC,
a Delaware limited liability company

By:	/s/ Carl D. Panattoni
Carl D. Panattoni, Trustee of the Panattoni Living Trust, dated April 8, 1998, Managing Member

CARLSEN INVESTMENTS, LLC, a California limited liability company

By:	/s/ James Carlsen
James Carlsen, Managing Member

RIEGER INVESTMENTS, LLC, a Delaware limited liability company

By:	/s/ Jacklyn Shelby
Jacklyn Shelby, Managing Member

Tenant:

Exiting Tenant:

BOSTON SCIENTIFIC SANTA ROSA CORP., a California corporation

By:	/s/ Lawrence J. Knopf
Name:	Lawrence J. Knopf
Title:	Assistant Secretary

New Tenant:

BOSTON SCIENTIFIC CORPORATION, a Delaware corporation

By:	/s/ Paul LaViolette
Name:	Paul LaViolette
Title:	Chief Operating Officer

Guarantor:

BOSTON SCIENTIFIC CORPORATION, a Delaware corporation

By:	/s/ Paul LaViolette
Name:	Paul LaViolette
Title:	Chief Operating Officer